Exhibit 99.1

FOR DISTRIBUTION

May 3, 2011

4:00 p.m. Eastern

Market Leader® Delivers 25% Growth in First Quarter Revenue

Projecting Strong Revenue Growth and Improved Adjusted EBITDA Throughout 2011

KIRKLAND, Wash. – May 3, 2011 – Market Leader, Inc. (NASDAQ: LEDR) today announced results for the quarter ended March 31, 2011.

•

Revenue of $7.2 million was up 25 percent over the first quarter of 2010 and six percent higher than last quarter. Revenue from software-as-a-service based products, now including ActiveRain, was 61 percent greater than a year ago.

•	Net loss of $4.3 million was consistent with the net loss of $4.3 million in the fourth quarter.

•

Adjusted EBITDA loss of $3.3 million compared to an adjusted EBITDA loss of $3.1 million in the fourth quarter, primarily reflecting increased personnel and technology costs to support a major product initiative.

“We expect to build upon our five consecutive quarters of growth with even stronger revenue growth and significantly improved Adjusted EBITDA for the rest of the year,” said Ian Morris, CEO of Market Leader.

Strong Momentum with High Value Brokerage Companies Continues

Market Leader signed nearly two hundred new broker customers during the first quarter. Additionally, the company continues to experience strong engagement among existing broker customers that drove increased software-as-a-service revenue in Q1.

Key Franchise Network Initiative Sees Strong Product Adoption

Market Leader announced on January 10 that it was selected by Keller Williams Realty International to provide a franchise-wide real estate marketing and business platform. The five year agreement with the nation’s second-largest real estate franchisor represents the largest deal in Market Leader’s history.

Market Leader fulfilled the first phase of the agreement in February by making its platform available to Keller Williams agents across the United States and Canada. In addition, Market Leader is offering a premium product that continues to attract the strong interest of Keller Williams agents. The sale of premium products to this large and growing user base offers the potential for upside beyond the revenue provided by the agreement.

Business Outlook

Following a 25 percent increase in first quarter revenue, Market Leader expects even stronger growth in every quarter of 2011.

The company believes that this revenue growth, as well as an increasing shift to high-margin software-as-a-service revenue will lead to a lower adjusted EBITDA loss in the second quarter, and significantly diminished adjusted EBITDA losses in the second half of 2011.

Conference Call

The company will host a conference call and live Webcast to discuss first quarter results on Tuesday, May 3, 2011 at 4:30 p.m. Eastern time. To listen to the live conference call, please dial (719) 785-9445. A live Webcast of the call will be available from the Investor Relations section of the company’s Web site at http://www.investor.marketleader.com. An audio replay of the call will also be available to investors beginning on May 3 at 7:30 PM Eastern time and ending on May 7 at 7:30 PM Eastern time by dialing (719) 457-0820 and entering the passcode 1707823#.

Forward-Looking Statements

This release contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to continue to grow revenues from the company’s software-as-a-service products, to continue to maintain current customer retention levels, to maintain conversion rates of customers acquired through promotional offers, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, to develop new products, and to expand into new lines of business. Please refer to the company’s most recent Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measure

Adjusted EBITDA is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. Our use of the term “Adjusted EBITDA” refers to a financial measure defined as earnings or loss before net interest, income taxes, depreciation, amortization, equity in loss of an unconsolidated subsidiary, net loss attributable to non-controlling interest, and stock-based compensation. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. See below for a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA.

Market Leader, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended
	March 31, 2011	December 31, 2010	March 31, 2010
Net loss attributable to Market Leader	$(4,344)	$(4,297)	$(3,449)
Adjustments
Interest income and expenses, net	(26)	(35)	(37)
Net loss attributable to noncontrolling interest	(140)	(79)
Equity in loss of unconsolidated subsidiary	—	—	136
Depreciation and amortization of property and equipment	611	593	664
Amortization of acquired intangible assets	262	334	479
Stock-based compensation	363	382	496
Income tax expense	3	3	3

Adjusted EBITDA	$(3,271)	$(3,099)	$(1,708)

About Market Leader, Inc.

Market Leader (NASDAQ: LEDR) provides real estate professionals with innovative marketing and technology solutions that enable them to grow and manage their business. Founded in 1999 by a second-generation real estate agent, Market Leader provides real estate agents, agent teams, and brokerage companies with subscription-based real estate marketing software and advertising products that enable them to generate a steady stream of prospects, as well as the tools and training they need to convert these prospects into clients.

With a long history of innovation, Market Leader pioneered online lead generation for real estate professionals a decade ago and today is the leading marketing partner to the real estate industry. The company also provides consumers with free access to the information and tools they need throughout the home buying and selling process, such as determining house values by address, and providing access to real estate listings, through its national consumer real estate sites. These websites enable Market Leader to provide its customers with access to millions of future home buyers and sellers while providing these consumers with free access to the information they seek throughout the home buying and selling process.

For more information on Market Leader visit www.MarketLeader.com.

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Press Contact:

Matt Heinz

Heinz Marketing for Market Leader, Inc.

877.291.0006

matt@heinzmarketing.com

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended March 31,
	2011	2010
Revenues	$7,242	$5,796
Expenses:
Sales and marketing (1)	7,433	4,922
Technology and product development (1)	1,840	1,365
General and administrative (1)	1,603	1,713
Depreciation and amortization of property and equipment	611	664
Amortization of acquired intangible assets	262	479

Total expenses	11,749	9,143

Loss from operations	(4,507)	(3,347)
Equity in loss of unconsolidated subsidiary	—	(136)
Interest income, net	26	37

Loss before income tax expense	(4,481)	(3,446)
Income tax expense	3	3

Net loss	(4,484)	(3,449)
Net loss attributable to noncontrolling interest	(140)	—

Net loss attributable to Market Leader	$(4,344)	$(3,449)

Net loss per share attributable to Market Leader - basic and diluted:	$(0.17)	$(0.14)

Number of shares used in per share calculations	25,100	24,540

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2011	2010
Sales and marketing	$160	$132
Technology and product development	43	54
General and administrative	160	310

	$363	$496

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$18,815	$16,687
Short-term investments	22,198	28,628
Trade accounts receivable, net of allowance of $26 and $12	130	30
Prepaid expenses and other current assets	1,019	1,249

Total current assets	42,162	46,594
Property and equipment, net of accumulated depreciation of $17,501 and $17,047	3,925	3,856
Intangible assets, net of accumulated amortization of $8,461 and $8,199	2,634	2,326
Goodwill	1,732	954

Total assets	$50,453	$53,730

Liabilities, Shareholders’ Equity and Noncontrolling Interest
Current liabilities:
Accounts payable	$1,526	$1,157
Accrued compensation and benefits	1,878	1,809
Accrued expenses and other current liabilities	841	1,175
Deferred rent, current portion	214	214
Deferred revenue	671	517

Total current liabilities	5,130	4,872
Deferred rent, less current portion	493	527

Total liabilities	5,623	5,399
Shareholders’ equity and noncontrolling interest:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 25,121,451 and 24,873,120 shares at March 31, 2011 and December 31, 2010, respectively	72,872	71,889
Accumulated deficit	(29,054)	(24,710)

Total Market Leader, Inc. shareholders’ equity	43,818	47,179
Noncontrolling interest in subsidiary	1,012	1,152

Total shareholders’ equity	44,830	48,331

Total liabilities, shareholders’ equity and noncontrolling interest	$50,453	$53,730

Market Leader, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(4,484)	$(3,449)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	611	664
Amortization of acquired intangible assets	262	479
Stock-based compensation	363	496
Equity in loss of unconsolidated subsidiary	—	136
Changes in certain assets and liabilities
Trade accounts receivable	(100)	8
Prepaid expenses and other current assets	191	144
Accounts payable	376	128
Accrued compensation and benefits	69	(94)
Accrued expenses and other current liabilities	(334)	(5)
Deferred rent	(34)	(44)
Deferred revenue	154	(18)

Net cash used in operating activities	(2,926)	(1,555)

Cash flows from investing activities:
Purchases of short-term investments	(4,958)	(7,897)
Sales of short-term investments	11,397	9,800
Purchases of property and equipment	(630)	(731)
Cash paid for kwkly acquisition	(750)	—

Net cash provided by investing activities	5,059	1,172

Cash flows from financing activities:
Payment of taxes due upon vesting of restricted stock	(19)	(174)
Proceeds from exercises of stock options	14	—

Net cash used in financing activities	(5)	(174)

Net increase (decrease) in cash and cash equivalents	2,128	(557)
Cash and cash equivalents at beginning of period	16,687	25,434
Cash and cash equivalents at end of period	$18,815	$24,877